UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

363 North Sam Houston Parkway East, Suite 630, Houston, Texas 77060

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On May 19, 2008, David G. Gullickson notified Nova Biosource Fuels, Inc. (the “Company”) that he resigns as Vice President and Chief Financial Officer of the Company effective as of the same date.  Mr. Gullickson will remain an employee of the Company until July 19, 2008 to assist with the transition pursuant to the terms set forth in the Company’s interim Executive Services Agreement with Tatum, LLC, the executive search firm that placed Mr. Gullickson with the Company.

On May 23, 2008, Jay Fillman, age 53, was appointed as Chief Financial Officer of the Company.  Prior to joining the Company, Mr. Fillman served as an independent consultant to the Company, assisting with corporate development.  Mr. Fillman founded Illinois River Energy, a publicly traded green field ethanol producer, and served as the company’s Vice President and Chief Financial Officer from 2001 to 2004.  In 1992 and 1978, respectively, Mr. Fillman founded Fillman Insurance and Fillman Tax Services.  Mr. Fillman currently manages Fillman Insurance and the daily operations of a corn and soybean farm.  He also served as a manager of the Illinois Soybean Operating Board from June 1980 to June 1986 and as a manager of the American Soybean Development Foundation from June 1983 to June 1986.  He holds a Bachelor of Science degree in Agricultural Economics from the University of Illinois.

On May 22, 2008, Mr. Fillman entered into a letter agreement with the Company pursuant to which he will receive an initial monthly salary of $12,000 per month.  He may also receive performance bonuses based on achievement of certain performance targets and objectives determined by the Company’s Compensation Committee.  Mr. Fillman had previously entered into an agreement with the Company on August 22, 2006 for the purchase of his rights in the Seneca, Illinois biodiesel refinery operated by Nova Biofuels Seneca, LLC, a subsidiary of the Company, and for his consulting services.  Under the terms of the agreement, Mr. Fillman received $100,000 in cash, options to purchase 50,000 shares of the Company’s common stock, warrants to purchase 25,000 shares of the Company’s common stock and a 0.25% equity interest in Nova Holding Seneca, LLC, a subsidiary of the Company.  For his continued consulting services, Mr. Fillman was to receive a monthly salary of $6,250 for two years commencing on January 1, 2007.  The consulting agreement was terminated upon Mr. Fillman’s appointment as the Company’s Chief Financial Officer.

On May 19, 2008, James L. Rainey provided notice of his resignation from the Board of Directors of the Company effective as of the same date.  Mr. Rainey was a member of the Audit Committee and the Compensation Committee of the Board of Directors at the time of his resignation.  Mr. Rainey’s resignation did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman and Chief Executive Officer

Date: May 23, 2008